Exhibit 99.1

For Release: January 5 at 1:00 pm PT

diaDexus, Inc. Updates on 2014 Achievements and 2015 Initiatives

SOUTH SAN FRANCISCO, Calif. — (BUSINESS WIRE) — diaDexus, Inc. (OTCQB: DDXS), a company developing and commercializing proprietary cardiovascular diagnostic products, today highlighted recent achievements and provided an outlook for its business and initiatives in 2015.

“Our progress in executing our vision has resulted in another FDA-cleared test last month as we evolve diaDexus into a multi-product company with diversified revenues and substantial long-term growth potential,” said Lori Rafield, Ph.D., interim chief executive officer and chairman of the board for diaDexus. “For 2015, we now have multiple commercial products in our PLAC business and are accelerating the development of our heart failure biomarkers. Our goal is to continue to diversify our revenue base and grow our business of cardiovascular disease diagnostic tools that provide health care providers with valuable information to enhance the management of their patients.”

Recent Highlights and Achievements

•	Dr. Lori Rafield, chairman of the Board of Directors, has been appointed to serve as the Company’s interim chief executive officer in driving diaDexus’ evolution into a multi-product company and enabling the execution by the new leadership team.

•	Over the past several months, Dr. Rafield has assembled a leadership team with significant operating experience to focus on executing strategies to grow diaDexus’ PLAC and Heart Failure businesses. Dr. Kenneth Fang joined as chief medical officer and Pat Arensdorf joined as general manager of the heart failure business. Alex Johnson, who was hired as president, is departing the Company due to personal reasons.

•	diaDexus received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for the Company’s PLAC® Test for Lp-PLA2 Activity. The Company currently has two FDA-cleared tests it is commercializing in its PLAC portfolio. The new Activity Test is indicated for use in conjunction with clinical evaluation and patient risk assessment as an aid in predicting risk of coronary heart disease (CHD) in patients with no prior history of cardiovascular events, which is approximately 75% of this population. This new test has demonstrated robust analytical performance and can be used broadly by moderate-complexity reference labs, hospital labs, and physician office labs using a wide range of clinical chemistry analyzers, which may meaningfully expand the Company’s customer base.

•	For the Company’s PLAC Test ELISA Kit, the Company signed contracts and enabled 4 new lab customers for this test. The PLAC Test is available nationally through leading clinical reference, hospital and advanced Cardiovascular Specialty Laboratories (CSLs).

•	diaDexus expanded its proprietary biomarker pipeline through an agreement with Thermo Fisher Scientific, and entered development of three new heart failure markers (proADM, proET-1 and proANP) into ELISA formats suitable for high-complexity testing customers and partnered research. In December 2014, the Company subsequently advanced proADM into feasibility studies on additional formats which would also address the broader moderate-complexity testing market, including hospitals which serve acute heart failure patients.

•	The Company secured an agreement with GlaxoSmithKline (GSK) worth up to $4.8 million in service revenue in 2014.

Outlook and Initiatives for 2015

•	The Company is reiterating its guidance of total revenues in the range of $26 to $28 million for 2014. Product sales revenue of the PLAC ELISA Kit have begun to stabilize following the previously disclosed industry-wide impact from guidance issued to cardiovascular testing facilities in June 2014. Total revenue includes service revenue from the $4.8 million service agreement with GSK, of which $3.6 million was reported in the first nine months of 2014.

•	diaDexus intends to continue to drive revenue growth by adding new lab customers which will sell the PLAC Test ELISA Kit. diaDexus is launching and commercializing its new FDA-cleared PLAC Test for Lp-PLA2 Activity through its sales force focused on contracting and enabling hospital and physician office-based labs while driving physician demand directly through medical education based upon the clinical data included in the 510(k) regulatory submission.

•	Data from the clinical validation study supporting the FDA-clearance of the PLAC Test for Lp-PLA2 Activity is expected to be presented at a medical conference in the first half of 2015.

•	diaDexus is accelerating the development of its pipeline of heart failure biomarkers by leveraging its existing development, quality, regulatory and commercial infrastructure and expertise. The Company intends to begin pre-submission discussions with the FDA on its heart failure biomarkers in 2015.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, develops and commercializes proprietary cardiovascular diagnostic products addressing unmet needs in cardiovascular disease. The Company’s two diagnostic products are the only FDA-cleared Lp-PLA2 blood tests to uncover the hidden risk of cardiovascular disease. The PLAC® Test ELISA Kit is to be used in conjunction with clinical evaluation and patient risk assessment as an aid in predicting risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The PLAC® Test for Lp-PLA2 Activity is to be used in conjunction with clinical evaluation and patient risk assessment as an aid in predicting risk of coronary heart disease in patients with no prior history of cardiovascular events, which represents approximately 75% of coronary heart disease patients. The company also has heart failure biomarkers for development. For more information, please visit the company’s website at www.diaDexus.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to us that could cause actual results to differ materially from those expressed in such forward-looking statements include the factors necessary to achieve our revenue guidance; acceptance and stabilization of sales of our PLAC® Test products in the marketplace; our ability to demonstrate that treatment of individuals based on their Lp-PLA2 levels improves clinical outcomes in prospective clinical studies; product pricing and demand with a concentrated customer base; the continued focus of regulatory agencies and payors on costs and our laboratory customer practices; relationships with key customers, including GSK; third party payors’ acceptance of and reimbursement for the PLAC® Tests; our ability to continue to manufacture the PLAC® Test for Lp-PLA2 Activity to meet customer demand; the timing of when the development efforts may be completed; the adequacy of our intellectual property rights; our limited revenue and cash resources; our significant corporate expenses, including real estate lease liabilities and expenses associated with being a public company; our ability to drive and support our future growth potential; and our ability to successfully transition to new management leadership. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our most recent yearly report on Form 10-K and most recent quarterly report on Form 10-Q and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, we disclaim any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

diaDexus, Inc.

Lori Rafield, Ph.D., 650-246-6427

Interim Chief Executive Officer and Chairman of the Board of Directors

lrafield@diadexus.com

or

Amy Figueroa, CFA, 650-246-6424

Investor Relations

afigueroa@diadexus.com

or

BrewLife

Nicole Foderaro, 415-946-1058

nfoderaro@brewlife.com